Exhibit 10.6

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) dated as of April 3, 2008, is made by and between VIVUS, INC., a Delaware corporation (the “Debtor”), and DEERFIELD ED CORPORATION, a Delaware corporation (the “Secured Party”).

WHEREAS, the Debtor and the Secured Party have entered into that certain Funding and Royalty Agreement dated as of April 3, 2008 (the “Royalty Agreement”) pursuant to which the Secured Party has agreed to provide funds to the Debtor in consideration of the payment by the Debtor of a royalty on future sales of certain pharmaceutical products specified therein;

WHEREAS, it is a condition precedent to the Secured Party’s execution of the Royalty Agreement that the Debtor execute and deliver to the Secured Party a security agreement in substantially the form hereof;

WHEREAS, the Debtor wishes to grant a security interest in favor of the Secured Party on the terms and subject to the conditions set forth herein; and

WHEREAS, the Debtor intends to enter into a separate Security Agreement (the “Option Security Agreement”) with the stockholders of the Secured Party (including such stockholders’ successors and assigns, the “Stockholders”), pursuant to which the Debtor will grant to the Stockholders a security interest in the same Collateral (as defined herein) as the Debtor grants a security interest to the Secured Party pursuant to this Agreement, which security interest shall have priority over the security interest granted to the Secured Party under this Agreement.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1                                 UCC Terms.  The following terms that are defined in the Uniform Commercial Code (as hereinafter defined) are used in this Agreement as so defined (and, in the event any such term is defined differently for purposes of Article 9 of the Uniform Commercial Code than for any other purpose or purposes of the Uniform Commercial Code, the Article 9 definition shall govern):  Account, Documents, Equipment, Inventory, Proceeds and Records.

1.2                                 Royalty Agreement Terms.  All other capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Royalty Agreement.

1.3                                 Other Defined Terms.  In addition, the following terms shall have the meanings set forth below:

“Collateral” means and includes the Registrations, the Intellectual Property and all of the Accounts, Equipment and Inventory arising out of or relating specifically to the Royalty

Products, wherever located, of the Debtor now or hereafter held or received by, in transit to, or in the possession or control of the Debtor or the Secured Party, and any substitutions or replacements thereof and any products and proceeds thereof, including without limitation, insurance proceeds.  Equipment of which Debtor makes significant use for purposes unrelated to the Royalty Products is not Collateral.

“Collateral Accounts” means any Accounts comprising any or all of the Collateral.

“Collateral Collection Accounts” has the meaning set forth in Section 5.4.

“Collateral Equipment” means Equipment comprising part of the Collateral.

“Collateral Inventory” means any Inventory comprising any or all of the Collateral.

“Copyright” means the legal right provided by the Copyright Act of 1976, as amended, to the expression contained in any work of authorship fixed in any tangible medium of expression together with any similar rights arising in any other country as a result of statute or treaty, and any right that may exist to obtain a registration with respect thereto from any Governmental Authority and any rights arising under any such application.

“Event of Default” shall mean any failure of the Debtor to make Royalty payments in accordance with the Royalty Agreement, which failure constitutes a breach of the Royalty Agreement, within fifteen (15) days after the Debtor receives written notice of such failure to pay from the Secured Party.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any municipal, local, city or county government, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled, through capital stock or otherwise, by any of the foregoing.

“Intellectual Property” means all Patents, Marks, Trade Names, Copyrights, Software, Trade Secrets, Know-How, tests, protocols, standard operating procedures, results and data owned, licensed, possessed, used or useful by the Debtor specifically relating to or necessary for the Royalty Products or the composition, manufacture, quality control, testing, packaging, storage or use of the Royalty Products.  “Intellectual Property” includes the contents of the drug master file, all adverse event reports made or received by the Debtor and all submissions made to the FDA relating to the Royalty Products.

“Know-How” means ideas, designs, inventions, discoveries, concepts, compilations of information, methods, techniques, procedures and processes, whether confidential or not, whether patentable or not and whether reduced to practice or not.

“Lien” means any mortgage, claim, lien, security interest, pledge, escrow, charge, option, restriction or encumbrance of any kind or character whatsoever.

“Mark” means any word, name, symbol or device used by a Person to identify its goods or services, whether or not registered, all goodwill associated therewith, and any right that may exist to obtain a registration with respect thereto from any Governmental Authority and any rights arising under any such application.  “Mark” includes trademarks and service marks.

“Obligations” means all of the obligations and liabilities of the Debtor to make Royalty payments to the Secured Party pursuant to the Royalty Agreement.

“Patent” means any patent granted by the U.S. Patent and Trademark Office or by the comparable agency of any other country, and any renewal thereof, and any rights arising under any patent application filed with the U.S. Patent and Trademark Office or the comparable agency of any other country and any rights that may exist to file any such application.

“Permitted Liens” means (i)  Liens for current Taxes not yet delinquent or Liens for Taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been made, (ii)  possessory Liens on personal property imposed by law, such as the Liens of carriers, warehousemen, mechanics, materialmen and landlords, incurred in the ordinary course for sums not constituting borrowed money, that are not overdue or which are being contested in good faith and by appropriate proceedings, (iii) the Liens granted pursuant to this Agreement (iv) Liens in favor of the Stockholders and (v) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods.

“Person” means any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, Governmental Authority or other legal entity.

“Registrations” has the meaning given such term in the Royalty Agreement.

“Royalty Products” has the meaning given such term in the Royalty Agreement.

“Software” means, with respect to a Person, all types of computer software programs owned, licensed, used or usable by such Person, including operating systems, application programs, software tools, firmware and software imbedded in equipment, including both object code and source code versions thereof.  The term “Software” also includes all written or electronic materials that explain the structure or use of the Software or that were used in the development of the Software, including logic diagrams, flow charts, procedural diagrams, error reports, manuals and training materials.

“Trade Names” means any words, names or symbols used by a Person to identify its business.

“Trade Secrets” means the business or technical information of any Person including, but not limited to, customer lists, marketing data and Know-How that is not generally known to other Persons who are not subject to an obligation of nondisclosure and that derives actual or potential commercial value from being not generally known to other Persons.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may be in effect from time to time in the State of Delaware; provided that if, by reason of applicable law, the validity or perfection of any security interest in any Collateral granted under this Agreement is governed by the Uniform Commercial Code as in effect in another jurisdiction, then as to the validity or perfection, as the case may be, of such security interest, “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction.

1.4                                 Construction.  Unless the context requires otherwise, words in the singular include the plural, words in the plural include the singular, and words importing any gender shall be applicable to all genders.  If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb).

ARTICLE 2

GRANT OF SECURITY INTEREST

2.1                                 Pledge and Grant of Security Interest.  The Debtor hereby pledges, assigns and delivers to the Secured Party and grants to the Secured Party, to secure the payment and performance in full of all of the Obligations, a lien upon and security interest in all of its right, title and interest in and to the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

2.2                                 Security for Debtor’s Obligations.  This Agreement and the Collateral secure the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all of the Obligations of the Debtor.

2.3                                 Security Interests Absolute.  All rights of the Secured Party and security interests hereunder, and all obligations of the Debtor hereunder, shall be absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a)                                  any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation, the Royalty Agreement or any other document evidencing or securing such Obligation, by operation of law or otherwise;

(b)                                 any modification, amendment or supplement to the Royalty Agreement or any other document evidencing or securing any Obligation;

(c)                                  any release, non-perfection or invalidity of any direct or indirect security for any Obligation;

(d)                                 any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Debtor or its assets or any resulting disallowance, release or discharge of all or any portion of the Obligations;

(e)                                  the existence of any claim, set-off or other right which the Secured Party may have at any time against the Debtor or any other Person, whether in connection herewith or any unrelated transactions; provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f)                                    any invalidity or unenforceability relating to or against the Debtor for any reason of any Obligation, or any provision of applicable law or regulation purporting to prohibit the payment by the Debtor of the Obligations;

(g)                                 any failure by the Secured Party (A) to file or enforce a claim against the Debtor (in a bankruptcy or other proceeding), (B) to give notice of the existence, creation or incurrence by the Debtor of any new or additional indebtedness or obligation under or with respect to the Obligations, (C) to commence any action against the Debtor or (D) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Obligations; or

(h)                                 any other act or omission to act or delay of any kind by the Secured Party or the Debtor or any other corporation or Person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of the Debtor’s obligations hereunder.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Debtor hereby represents and warrants as follows:

3.1                                 Ownership of Collateral.  The Debtor owns, or has valid rights as a lessee or licensee with respect to, all Collateral purported to be pledged by it hereunder, free and clear of any Liens except for Permitted Liens.  No mortgage, security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any government or public office, and the Debtor has not filed or consented to the filing of any such mortgage, agreement, statement or notice, except (i) Uniform Commercial Code financing statements naming the Secured Party as secured party and (ii) Liens in favor of the Stockholders.

3.2                                 Security Interests; Filings.  This Agreement, together with (i) the filing of duly completed and executed Uniform Commercial Code financing statements naming the Debtor as debtor, the Secured Party as secured party, and describing the Collateral, in the jurisdictions set forth with respect to the Debtor on Schedule I hereto (which filing is hereby authorized by the Debtor) and (ii) to the extent required by applicable law, the filing of duly completed and executed assignments in the forms required by the U.S. Copyright Office or the U.S. Patent and Trademark Office, creates, and at all times shall constitute, a valid and perfected security interest in and Lien upon the Collateral in favor of the Secured Party, to the extent a security interest and Lien therein can be perfected by such filings, recordings or possession, as applicable, superior and prior to the rights of all other Persons therein except for Permitted Liens.

3.3                                 Locations.  Schedule I lists as to the Debtor, (i) its exact legal name, (ii) the jurisdiction of its incorporation or organization, its federal tax identification number, and (if applicable) its organizational identification number, (iii) the addresses of its chief executive office and each other place of business and (iv) the address of each location at which any of the Collateral Inventory or Collateral Equipment is kept, except for any new locations established in accordance with the provisions of Section 4.2.  The Debtor does not presently conduct business under any prior or other corporate or company name or under any trade or fictitious names, except as indicated beneath its name on Schedule I, and the Debtor has not entered into any contract or granted any Lien within the past five (5) years under any name other than its legal corporate name or a trade or fictitious name indicated on Schedule I.

3.4                                 No Violations.  The signing, delivery and performance of this Agreement by the Debtor is not prohibited or limited by, and will not result in the breach of or a default under, any provision of the certificate of incorporation, bylaws or other formation documents of the Debtor, any material agreement or instrument binding on the Debtor or any Legal Requirement applicable to the Debtor, except for such prohibitions, limitations, defaults or Legal Requirements as would not prevent or impair consummation by the Debtor of the transactions contemplated hereby, the performance by the Debtor of its obligations hereunder or the exercise of the Secured Party of its rights hereunder.  The execution, delivery and performance of this Agreement by the Debtor, the Debtor’s compliance with the terms and provisions hereof and the Secured Party’s exercise of any of its rights hereunder, do not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default or create a termination right under, with or without the passage of time and the giving of notice, any material contract or other instrument or obligation binding or affecting the Debtor, the Royalty Products or the Collateral including, without limitation, that certain agreement dated December 28, 2000 between Tanabe Seiyaku Co., Ltd. and the Debtor (the “Tanabe Agreement”), except as set forth in that certain disclosure letter of even date herewith delivered by the Debtor to the Secured Party pursuant to Section 7 of the Royalty Agreement.

3.5                                 No Restrictions.  There are no statutory or regulatory restrictions, prohibitions or limitations on the Debtor’s ability to grant to the Secured Party a Lien upon and security interest in the Collateral pursuant to this Agreement or (except for the provisions of the federal Anti-Assignment Act (41 U.S.C. 15), as amended and the Anti-Claims Act (31 U.S.C. 3727), as amended) on the exercise by the Secured Party of its rights and remedies hereunder (including any foreclosure upon or collection of the Collateral), and there are no contractual restrictions on the Debtor’s ability to grant such Lien and security interest.

3.6                                 Accounts.  Each Collateral Account is, or at the time it arises will be, (i) a bona fide, valid and legally enforceable indebtedness of the account debtor according to its terms, arising out of or in connection with the sale, lease or performance of goods or services by the Debtor or any of them, (ii) subject to no offsets, discounts, counterclaims, contra accounts or any other defense of any kind and character, other than warranties and discounts customarily given by the Debtor in the ordinary course of business and warranties provided by applicable law, (iii) to the extent listed on any schedule of Collateral Accounts at any time furnished to the Secured Party, a true and correct statement of the amount actually and unconditionally owing thereunder, maturing as stated in such schedule and in the invoice covering the transaction creating such Collateral Account, and (iv) not evidenced by any other instrument; or if so, such other instrument (other than invoices and related correspondence and supporting documentation) shall promptly be duly endorsed to the order of the Secured Party and delivered to the Secured Party to be held as Collateral hereunder.  To the knowledge of the Debtor, there are no facts, events or occurrences that would in any way impair the validity or enforcement of any Collateral Accounts except as set forth above.

ARTICLE 4

COVENANTS

The Debtor agrees that so long as any Obligation remains unpaid:

4.1                                 Use and Disposition of Collateral.  So long as no Event of Default shall have occurred and be continuing, the Debtor may, in any lawful manner not inconsistent with the provisions of this Agreement, use, control and manage the Collateral in the operation of its business, and receive and use the income, revenue and profits arising therefrom and the proceeds thereof, in the same manner and with the same effect as if this Agreement had not been made; provided, however, that the Debtor will not sell or otherwise dispose of (other than sales of Royalty Products in the ordinary course of the Debtor’s business), grant any option with respect to or grant any Lien with respect to or otherwise encumber any of the Collateral or any interest therein, except for Permitted Liens, except as may be otherwise expressly permitted in accordance with the terms of this Agreement (including any applicable provisions therein regarding delivery of proceeds of sale or disposition to the Secured Party) or except in connection with a permitted assignment under Section 9(f) of the Royalty Agreement.

4.2                                 Change of Name, Locations, etc.  The Debtor will not (i) change its name, identity or corporate structure, (ii) change its chief executive office from the location thereof listed on Schedule I, (iii) change the jurisdiction of its incorporation or organization from the jurisdiction listed on Schedule I (whether by merger or otherwise) or (iv) remove any Collateral, or any books, records or other information relating to such Collateral, from the applicable location thereof listed on Schedule I, or keep or maintain any Collateral at a location not listed on Schedule I, (except for Collateral with an aggregate fair market value not to exceed $250,000 at any time, in the ordinary course of business, including, without limitation, for testing or evaluation purposes) unless in each case the Debtor has (A) given prior written notice to the Secured Party of its intention to do so, together with information regarding any such new location and such other information in connection with such proposed action as the Secured Party may reasonably request, and (B) delivered to the Secured Party, prior to any such change or removal, such documents, instruments and financing statements as may be reasonably required by the Secured Party, all in form and substance reasonably satisfactory to the Secured Party, paid all necessary filing and recording fees and taxes, and taken all other actions reasonably requested by the Secured Party, in order to perfect and maintain the Lien upon and security interest in the Collateral.

4.3                                 Records; Inspection.

(a)                                  The Debtor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral Accounts and all other Collateral, and will furnish to the Secured Party from time to time such statements, schedules and reports (including, without limitation, accounts receivable aging schedules) with regard to the Collateral as the Secured Party may reasonably request.

(b)                                 The Debtor shall, from time to time at such times as may be reasonably requested and upon not less than seven (7) days’ prior notice, permit the Secured Party to visit its offices or the premises upon which any Collateral may be located (provided that with respect to locations owned or operated by third parties, Debtor shall satisfy its obligations hereunder by making reasonable commercial efforts to secure access to the Secured Party), inspect its books and records relating to the Collateral and make copies and memoranda thereof, inspect the Collateral, discuss its finances and affairs relating to the Collateral with its officers, employees and independent accountants and take any other actions necessary for the protection of the interests of the Secured Party in the Collateral, provided that such audit or inspection shall not be conducted more than once per year.

4.4                                 Accounts.  Unless notified otherwise by the Secured Party in accordance with the terms hereof, the Debtor shall endeavor to collect its Collateral Accounts and all amounts owing to it thereunder in the ordinary course of its business consistent with past practices and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balances thereof, and in connection therewith shall, at the request of the Secured Party, take such reasonable action as the Secured Party may deem necessary or advisable (within applicable laws) to enforce such collection.  The Debtor shall promptly inform the Secured Party of any disputes with any account debtor or obligor and of any claimed offset and counterclaim that may be asserted with respect thereto involving, in each case, any material amount, where the Debtor reasonably believes that the likelihood of payment by such account debtor is materially impaired, indicating in detail the reason for the dispute, all claims relating thereto and the amount in controversy.

4.5                                 Collateral Inventory.  Debtor will maintain at all times at least six months’ inventory of active pharmaceutical ingredient for Muse.

4.6                                 Intellectual Property.  The Debtor will execute and deliver to the Secured Party fully completed collateral assignments in the forms requested by the Secured Party for recordation in the U.S. Copyright Office or the U.S. Patent and Trademark Office with regard to any registered Intellectual Property owned by the Debtor and included among the Collateral.  In the event that after the date hereof the Debtor shall acquire any or effect any registration of any such registered Intellectual Property, the Debtor shall promptly furnish written notice thereof to the Secured Party and execute and deliver to the Secured Party, as promptly as possible after the date of such acquisition or registration fully completed collateral assignments in the forms requested by the Secured Party for recordation in the U.S. Copyright Office or the U.S. Patent and Trademark Office.  The Debtor hereby appoints the Secured Party its attorney-in-fact to execute, deliver and record any and all such amendments, agreements, instruments and documents for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed and such power, being coupled with an interest, shall be irrevocable for so long as this Agreement shall be in effect with respect to the Debtor.

4.7                                 Collateral in Possession of Third Party.  Without limiting the generality of any other provision of this Agreement, the Debtor agrees that it shall not permit any Collateral to be in the possession of any bailee, warehouseman, agent, processor or other third party at any time (except for relocations of Collateral with an aggregate fair market value not to exceed $250,000 at any time, in the ordinary course of business, including, without limitation, for testing or evaluation purposes) unless such bailee or other Person shall have been notified of the security interest created by this Agreement (or, if required under applicable law in order to perfect the Secured Party’s security interest in such Collateral, such bailee or other Person shall have acknowledged to the Secured Party in writing that it is holding such Collateral for the benefit of the Secured Party and subject to such security interest and to the instructions of the Secured Party) and the Debtor shall have exercised its commercially reasonable efforts to obtain from such bailee or other Person, at the Debtor’s sole cost and expense, the written acknowledgement described above (if not already required by applicable law to perfect the Secured Party’s security interest) and agreement to waive and release any Lien (whether arising by operation of law or otherwise) it may have with respect to such Collateral, such agreement to be in form and substance reasonably satisfactory to the Secured Party.

4.8                                 Protection of Security Interest; Further Assurances.  The Debtor will, at its expense and in such manner and form as the Secured Party may reasonably require, execute, deliver, file and record any financing statement, specific assignment or other paper, obtain all necessary consents of third parties and take any other action that may be necessary or desirable, or that the Secured Party may reasonably request, in order to create, preserve, perfect or validate the security interests granted hereby or to enable the Secured Party to exercise and enforce its rights hereunder with respect to any of the Collateral.  To the extent permitted by applicable law, the Debtor hereby authorizes the Secured Party to execute and file, in the name of the Debtor or otherwise, Uniform Commercial Code financing statements which the Secured Party in its sole discretion may deem necessary or appropriate to further perfect the security interests.

ARTICLE 5

5.1                                 General Authority.  Upon the occurrence and during the continuance of an Event of Default, the Debtor hereby irrevocably appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact, in the name of the Debtor or its own name, for the sole use and benefit of the Secured Party, but at the Debtor’s expense, at any time and from time to time, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement and, without limiting the foregoing, the Debtor hereby gives the Secured Party the power and right on its behalf, without notice to or further assent by the Debtor to do the following:

(a)                                  to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and nonnegotiable instruments taken or received by the Debtor as, or in connection with, the Collateral;

(b)                                 to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or in connection with the Collateral;

(c)                                  to commence, settle, compromise, compound, prosecute, defend or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Collateral;

(d)                                 to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof, as fully and effectually as if the Secured Party were the absolute owner thereof; and

(e)                                  to do, at its option, but at the expense of the Debtor, at any time or from time to time, all acts and things which the Secured Party deems necessary to protect or preserve the Collateral and to realize upon the Collateral.

5.2                                 Rights and Remedies.  If an Event of Default shall have occurred and be continuing, the Secured Party shall be entitled to exercise in respect of the Collateral all of its rights, powers and remedies provided for herein or otherwise available to it by law, in equity or otherwise, including all rights and remedies of a secured party under the Uniform Commercial Code, and shall be entitled in particular, but without limitation of the foregoing, to exercise the following rights, which the Debtor agrees to be commercially reasonable:

(a)                                  To notify any or all account debtors or obligors under any Collateral Accounts or other Collateral of the security interest in favor of the Secured Party created hereby and to direct all such Persons to make payments of all amounts due thereon or thereunder directly to the Secured Party or to an account designated by the Secured Party; and in such instance and from and after such notice, all amounts and proceeds received by the Debtor in respect of any Collateral Accounts or other Collateral shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from the other funds of the Debtor and shall be forthwith deposited into such account or paid over or delivered to the Secured Party in the same form as so received (with any necessary endorsements or assignments), to be held as Collateral and applied to the Obligations as provided herein;

(b)                                 To take possession of, receive, endorse, assign and deliver, in its own name or in the name of the Debtor, all checks, notes, drafts and other instruments relating to any Collateral, including receiving, opening and properly disposing of all mail addressed to the Debtor concerning Collateral Accounts and other Collateral; to verify with account debtors or other contract parties the validity, amount or any other matter relating to any Collateral Accounts or other Collateral, in its own name or in the name of the Debtor; to accelerate any indebtedness or other obligation constituting Collateral that may be accelerated in accordance with its terms; to take or bring all actions and suits deemed necessary or appropriate to effect collections and to enforce payment of any Collateral Accounts or other Collateral; to settle, compromise or release in whole or in part any amounts owing on Collateral Accounts or other Collateral; and to extend the time of payment of any and all Collateral Accounts or other amounts owing under any Collateral and to make allowances and adjustments with respect thereto, all in the same manner and to the same extent as the Debtor might have done;

(c)                                  To transfer to or register in the Secured Party’s name or the name of any of its agents or nominees all or any part of the Collateral;

(d)                                 To require the Debtor to, and the Debtor hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or any part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place designated by the Secured Party;

(e)                                  To enter and remain upon the premises of the Debtor and take possession of all or any part of the Collateral, with or without judicial process; to use the materials, services, books and records of the Debtor for the purpose of liquidating or collecting the Collateral, whether by foreclosure, auction or otherwise; and to remove the same to the premises of the Secured Party or any designated agent for such time as the Secured Party may desire, in order to effectively collect or liquidate the Collateral; and

(f)                                    To sell, resell, assign and deliver, in its sole discretion, all or any of the Collateral, in one or more parcels, at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Secured Party may deem satisfactory.  If any of the Collateral is sold by the Secured Party upon credit or for future delivery, the Secured Party shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Secured Party may resell such Collateral.  In no event shall the Debtor be credited with any part of the proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by the Secured Party.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of the Debtor, and the Debtor hereby expressly waives all rights of redemption, stay or appraisal, and all rights to require the Secured Party to marshal any assets in favor of the Debtor or any other party or against or in payment of any or all of the Obligations, that it has or may have under any rule of law or statute now existing or hereafter adopted.  No demand, presentment, protest, advertisement or notice of any kind (except any notice required by law, as referred to below), all of which are hereby expressly waived by the Debtor, shall be required in connection with any sale or other disposition of any part of the Collateral.  If any notice of a proposed sale or other disposition of any part of the Collateral shall be required under applicable law, the Secured Party shall give the Debtor at least ten (10) days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Debtor agrees is commercially reasonable.  The Secured Party shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given.  The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  Upon each public sale and, to the extent permitted by applicable law, upon each private sale, the Secured Party may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Obligations in lieu of cash as a credit on account of the purchase price for such Collateral.

5.3                                 Application of Proceeds.

(a)                                  All proceeds collected by the Secured Party upon any sale, other disposition of or realization upon any of the Collateral, together with all other moneys received by the Secured Party hereunder, shall be applied as follows:

(i)                                     first, to payment of the expenses of such sale or other realization, including reasonable compensation to the Secured Party and its agents and counsel, and all expenses, liabilities and advances incurred or made by the Secured Party, its agents and counsel in connection therewith or in connection with the care, safekeeping or otherwise of any or all of the Collateral, and any other unreimbursed expenses for which the Secured Party is to be reimbursed pursuant to Section 6.1;

(ii)                                  second, after payment in full of the amounts specified in clause (i) above, to payment of the Obligations; and

(iii)                               finally, after payment in full of the amounts specified in clauses (i) and (ii) above, any surplus then remaining shall be paid to the Debtor, or its successors or assigns, or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(b)                                 The Debtor shall remain liable to the extent of any deficiency between the amount of all proceeds realized upon sale or other disposition of the Collateral pursuant to this Agreement and the amount of any then outstanding Obligations.  Upon any sale of any Collateral hereunder by the Secured Party (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt of the Secured Party or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Secured Party or such officer or be answerable in any way for the misapplication thereof.

5.4                                 Collateral Collection Accounts.  Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right to cause to be established and maintained, at its principal office or such other location or locations as it may establish from time to time in its discretion, one or more accounts (collectively, “Collateral Collection Accounts”) for the collection of cash proceeds of the Collateral.  Such proceeds, when deposited, shall continue to constitute Collateral for the Obligations and shall not constitute payment thereof until applied as herein provided.  The Secured Party shall have sole dominion and control over all funds deposited in any Collateral Collection Account, and such funds may be withdrawn therefrom only by the Secured Party.  Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right to apply amounts held in the Collateral Collection Accounts in payment of the Obligations in the manner provided for in Section 5.3.

5.5                                 Grant of License.  The Debtor hereby grants to the Secured Party, with effect upon the occurrence and during the continuance of an Event of Default, an irrevocable, non-exclusive license or sublicense (as applicable) of any duration, with right to sublicense (exercisable without payment of royalty or other compensation to the Debtor), in, to and under all Intellectual Property now owned or licensed or hereafter acquired or licensed by the Debtor, wherever the same may be located throughout the world, for any purpose relating to the Royalty Products, subject to applicable law and subject to the requirements of the Tanabe Agreement, including, without limitation, Section 2.3 thereof.

5.6                                 Waivers.  The Debtor, to the greatest extent not prohibited by applicable law, hereby (i) agrees that it will not invoke, claim or assert the benefit of any rule of law or statute now or hereafter in effect (including, without limitation, any right to prior notice or judicial hearing in connection with the Secured Party’s possession, custody or disposition of any Collateral or any appraisal, valuation, stay, extension, moratorium or redemption law), or take or omit to take any other action, that would or could reasonably be expected to have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of the Collateral, the absolute sale of any of the Collateral or the possession thereof by any purchaser at any sale thereof, and waives the benefit of all such laws and further agrees that it will not hinder, delay or impede the execution of any power granted hereunder to the Secured Party, but that it will permit the execution of every such power as though no such laws were in effect, (ii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to require the Secured Party to marshal any Collateral or other assets in favor of the Debtor or any other party or against or in payment of any or all of the Obligations, and (iii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to demand, presentment, protest, advertisement or notice of any kind (except notices expressly provided for herein).

5.7                                 Subordination to Security Interest of Stockholders.  The security interest granted to the Secured Party pursuant to this Agreement shall be subordinate to the security interest granted to the Stockholders pursuant to the Option Security Agreement.  The Stockholders are intended beneficiaries of this Section 5.7.

ARTICLE 6

6.1                                 Indemnity and Expenses.  Debtor agrees:

(a)                                  To indemnify and hold harmless the Secured Party and each of its directors, managers, officers, employees, agents, members and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, reasonable attorneys’ fees and expenses) in any way arising out of or in connection with this Agreement and the transactions contemplated hereby, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified; and

(b)                                 To pay and reimburse Secured Party upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that the Secured Party may incur in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (ii) the exercise or enforcement of any rights or remedies granted hereunder (including, without limitation, under Article 5), under the Royalty Agreement or otherwise available to it (whether at law, in equity or otherwise), or (iii) the failure by the Debtor to perform or observe any of the provisions hereof.  The provisions of this Section 6.1 shall survive the execution and delivery of this Agreement, the repayment of any of the Obligations and the termination of this Agreement, the

Royalty Agreement or any other instruments or documents executed and delivered pursuant to or in connection with this Agreement.

6.2                                 No Waiver.  The Secured Party’s failure at any time or times hereafter to require strict performance by the Debtor of any of the provisions of this Agreement or of the Royalty Agreement shall not waive, affect or diminish any right of the Secured Party at any time or times hereafter to demand strict performance therewith and with respect to any other provision of this Agreement, and any waiver of any Event of Default shall not waive or affect any other Event of Default, whether prior or subsequent thereto, and whether of the same or a different type.  None of the provisions of this Agreement shall be deemed to have been waived by any act or knowledge of the Secured Party, its agents, officers or employees except by an instrument in writing signed by an officer of the Secured Party and directed to the Debtor specifying such waiver.

6.3                                 Binding Effect.  This Agreement and all other instruments and documents executed and delivered pursuant hereto or in connection herewith shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

6.4                                 Governing Law.  This Agreement shall be construed and interpreted in accordance with the internal laws and judicial decisions of the State of Delaware without giving effect to the conflict of laws principles thereof, except to the extent that matters of perfection and validity of the security interests hereunder, or remedies hereunder, are governed by the laws of a jurisdiction other than the State of Delaware.

6.5                                 Survival of Agreement.  All representations and warranties of the Debtor and all obligations of the Debtor contained herein shall survive the execution and delivery of this Agreement.

6.6                                 Pre-Filing and Filing of Financing Statements.  By execution of this Agreement, the Debtor (a) expressly authorizes the Secured Party to prepare and file or cause to be filed such Uniform Commercial Code financing statements (including attached schedules, exhibits, and addenda) as the Secured Party may deem reasonably necessary to perfect the security interests and liens granted herein and (b) hereby ratifies and confirms that the Secured Party was and is authorized to file all such Uniform Commercial Code financing statements (including attached schedules, exhibits, and addenda) prior to the execution and delivery of this Agreement, and hereby ratifies any such filings.

6.7                                 Continuing Security Interest; Term; Successors and Assigns; Assignment; Termination and Release; Survival.  This Agreement shall create a continuing security interest in the Collateral and shall secure the payment and performance of all of the Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until all of the Obligations have been finally discharged in full, (ii) be binding upon and enforceable against the Debtor and its successors and assigns (provided, however, that the Debtor may not sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Secured Party, except that the Debtor may assign this Agreement without such consent to any successor to all or substantially all of the Debtor’s assets or business to which the Royalty Agreement relates

(whether by stock purchase, asset purchase, merger, operation of law or otherwise); provided, however, that any such assignment shall be effective only if the assignee shall have assumed all of the obligations of the Debtor under the Royalty Agreement and this Agreement), and (iii) inure to the benefit of and be enforceable by the Secured Party and its successors and assigns.  Upon the termination of the security interest created by this Agreement, the security interest in the Collateral granted herein shall terminate and all rights to the Collateral shall revert to Debtor.  Upon such termination of the security interest, the Secured Party hereby authorizes the Debtor to file any UCC termination statements necessary to effect such termination and the Secured Party will execute and deliver to the Debtor any additional documents or instruments reasonably requested by the Debtor to evidence such termination.

6.8                                 Notices.  All notices, consents, waivers and other communications hereunder shall be in writing and shall be (i) delivered by hand, (ii) sent by facsimile transmission, or (iii) sent certified mail or by a nationally recognized overnight delivery service, charges prepaid, to the address set forth below (or such other address for a Party as shall be specified by like notice):

If to the Secured Party, to:	c/o Deerfield Capital, L.P.
780 Third Avenue, 37th Floor
New York, New York 10017
Attention: James E. Flynn
Facsimile: (212) 573-8111

Copy to:	Robinson, Bradshaw & Hinson, P.A.
101 North Tryon Street, Suite 1900
Charlotte, North Carolina 28246
Attention: David J. Clark
Facsimile: (704) 373-3990

If to the Debtor, to:	Vivus, Inc.
1172 Castro Street
Mountain View, California 94040
Attention: Leland F. Wilson
Facsimile: (650) 934-5389

Copy to:	Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
Attention: Ian B. Edvalson
Facsimile: (650) 493-6811

Each such notice or other communication shall be deemed to have been duly given and to be effective (x) if delivered by hand, immediately upon delivery if delivered on a Business Day during normal business hours and, if otherwise, on the next Business Day; (y) if sent by facsimile transmission, immediately upon confirmation that such transmission has been successfully transmitted on a Business Day before or during normal business hours and, if otherwise, on the Business Day following such confirmation, or (z) if sent by certified mail or a nationally recognized overnight delivery service, on the day of delivery if delivered during normal business hours on a Business Day and, if otherwise, on the first Business Day after delivery.  Notices and other communications sent via facsimile must be followed by notice delivered by hand or by certified mail or overnight delivery service as set forth herein within five (5) Business Days.

6.9                                 Severability.  To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

6.10                           Captions.  The captions to the sections of this Agreement have been inserted for convenience only and shall not limit or modify any of the terms hereof.

6.11                           Counterparts.  This Agreement may be executed in two or more counterparts, which when assembled shall constitute one and the same agreement.

6.12                           Amendments and Waivers.  Any provision of this Agreement may be amended or waived, if, but only if, such amendment or waiver is in writing and is signed by the Debtor and the Secured Party.

[Signature Page Follows]

IN WITNESS WHEREOF, intending to be legally bound, the Debtor has caused this Security Agreement to be duly executed as of the date first above written.

VIVUS, INC.

By:	/s/ Timothy E. Morris
Name: Timothy E. Morris
Title: Chief Financial Officer

Accepted:

DEERFIELD ED CORPORATION

By:	/s/ Jeff Kaplan
Name: Jeff Kaplan
Title: Treasurer

SCHEDULE I

Name and Jurisdiction of Incorporation:	VIVUS, Inc., a Delaware corporation

Federal Tax Identification Number:	94-3136179

Chief Executive Office:	1172 Castro Street, Mountain View, CA 94040

Other Place of Business:	735 an 745 Airport Road, Lakewood, NJ 08701

Locations of Collateral Inventory and Collateral Equipment:	1172 Castro Street, Mountain View, CA 94040

735 and 745 Airport Road, Lakewood, NJ 08701

15 Ingram Boulevard, La Vergne, TN 37086 (Cardinal Health)

118 Melrich Road, Cranbury, NJ 08512 (E-Beam)

500 West 4th Street, Lima, OH 45804 (Beam One)

930 Wanamaker Avenue, Ontario, CA 91761 (Medegen)

122 Fairfield Road, Fairfield, NJ 07004 (Gibraltor Labs)